Exhibit 99.1

Media Hotline: 1-888-326-6694
Consumer Resource Center: 1-800-732-6643

Contact:	Chuck Greener	Janis Smith
	202-752-2616	202-752-6673

Number:	4166a

Date:	November 9, 2007
Fannie Mae Files 2007 Quarterly Reports with the SEC
Company Returns to Current Financial Reporting
WASHINGTON, DC — Today, Fannie Mae (FNM:NYSE) is reporting results for the first, second and third quarters of 2007 in its quarterly reports with the U.S. Securities and Exchange Commission (SEC), marking its return to current financial reporting.
Summary of Results — January through September 2007
•	In the first three quarters of 2007, net income was $1.5 billion, compared with $3.5 billion in the first three quarters of 2006

•	Diluted earnings per share (EPS) was $1.17 for the first three quarters of 2007, compared with $3.16 per share in the first three quarters of 2006

•	Mortgage credit book of business grew 10 percent to $2.8 trillion, up from $2.5 trillion as of December 31, 2006

•	Market share of single-family mortgage-related securities issuance increased in each quarter, reaching an estimated 41 percent in the third quarter

•	Administrative expenses declined due to a reduction in regulatory and other expenses

•	Credit-related expenses increased $1.6 billion to $2.0 billion, and losses on certain guaranty contracts increased $857 million to $1.0 billion. Both measures reflect the impact of home price weakness and credit market disruptions

•	Estimated fair value of net assets (a non-GAAP measure) was $34.2 billion at the end of the third quarter, compared with $42.9 billion as of December 31, 2006
“Our third-quarter SEC filing is the culmination of three years of hard work to rebuild and transform Fannie Mae,” said President and Chief Executive Officer Daniel H. Mudd. “Investors now have a current picture of our financial performance. While we’re pleased to have current results, they arrive in the midst of one of the most challenging mortgage and housing markets in recent history.”
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Fannie Mae 2007 10-Qs
Page Two
Fannie Mae’s filing with the SEC of its 10-Qs for the first three quarters of 2007 marks a major milestone in the company’s efforts to remedy fully its accounting and internal control issues. With these filings, the company will initiate a dialogue with the Office of Federal Housing Enterprise Oversight (OFHEO) regarding restrictions on the company’s portfolio. These restrictions hinder the company’s ability to fully support the market, including the prime market, which has remained relatively stable to date.
“During the last year, we vastly reduced our material weaknesses in internal controls, expanded our risk-management functions, reduced our headcount, and cut our operating expenses,” Mudd said. “The company is in solid shape to support the market, and is in better shape to benefit when the market correction ends.”
Results for the first three quarters of 2007 reflect worsening housing market conditions, volatility in the credit markets in the third quarter, and compression in net interest yield, each of which affected net income:
•	Net interest income fell by $2 billion, due to higher interest expense on short-term debt and the reclassification of approximately $500 million of trust management income out of interest income to a separate line item on the income statement.

•	Credit-related expenses, including the provision for credit losses, rose $1.6 billion, to $2.0 billion. Included in the 2007 credit-related expenses is a charge of $805 million (an increase of $652 million from the prior year period) on delinquent loans purchased from MBS trusts, reflecting the difference between the par value and the market value of the loans purchased. Past experience has been that the majority of the loans removed from MBS trusts have cured or paid off. (A detailed explanation of the components of credit-related expenses is on Page 23 of Fannie Mae’s third-quarter 10-Q.)
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Fannie Mae 2007 10-Qs
Page Three
•	Fannie Mae’s credit losses, which had been at historic lows in the three years prior to 2007, rose $477 million, to $799 million. These losses were largely driven by national home-price declines and continued economic weakness in the Midwest, which led to higher loss severity on foreclosed properties in this region. The credit loss ratio — total credit losses as a percent of the mortgage credit book of business — rose to 0.04 percent for the nine months versus 0.018 percent in the same period of 2006. (A detailed explanation of credit losses is on Pages 55-56 of Fannie Mae’s third-quarter 10-Q.)

•	Losses on certain guaranty contracts increased $857 million to $1 billion as home price weakness accelerated in the first three quarters of 2007 and market credit spreads widened. The company recognizes an immediate loss in earnings on new guaranteed MBS issuances when management’s expectation of returns is below what the company believes a third party would require for assuming similar credit risk. This loss will come back into income over the life of the guaranty. (A detailed explanation of losses on certain guaranty contracts is on Page 17 of Fannie Mae’s third-quarter 10-Q.)

•	Net derivative fair value losses increased by $37 million to $891 million.
Describing current market conditions and their impact on the company, Mudd said, “This is a tough year for our industry, and Fannie Mae is not immune to the challenges facing the mortgage markets. Our results reflect that. We are focused on managing through these challenges, supporting our customers and the market, and managing our credit risk and credit losses.”
“At the same time, our book of business is growing, our guaranty revenue is rising, and our market share is returning. Further, in 2007 we’re seeing the value of some of the tough choices we made in recent years to hold on to our credit discipline. Those choices have shielded us from the worst effects of the housing and mortgage market correction.”
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Fannie Mae 2007 10-Qs
Page Four
A number of positive factors affected Fannie Mae’s businesses in the first three quarters of 2007, including:
•	Fannie Mae’s mortgage credit book of business grew 10 percent, from $2.5 trillion as of December 31, 2006 to $2.8 trillion as of September 30, 2007.

•	In the third quarter, Fannie Mae’s estimated share of MBS issuance increased to 41.2 percent from 24.3 percent a year earlier, and total MBS outstanding grew to $2.0 trillion, excluding Fannie Mae MBS owned by the company.

•	Administrative expenses were $2.0 billion for the first three quarters of 2007, compared with $2.2 billion in the first three quarters of 2006, reflecting reduced regulatory expenses and other cost-cutting efforts. The company currently expects more than a $200 million reduction in total administrative expenses for 2007 (from the 2006 level), and expects ongoing operating costs for 2008 to be approximately $2 billion.

•	Fannie Mae’s multifamily business continues to generate solid returns and positive growth trends. The average multifamily guaranty book of business grew 8 percent to $127 billion for the first three quarters of 2007, compared to the same period in 2006.
“Earnings for the first three quarters of 2007 reflect growth in our Single-Family book of business, market share, and guaranty fees,” Executive Vice President and Chief Financial Officer, Stephen M. Swad, said.
“But like all mortgage finance industry participants, declining home prices and regional economic conditions affected our financial performance in the first three quarters. Credit-related expenses, continued margin pressure in our Capital Markets group, and losses on certain guaranty contracts were the biggest drivers of the decline in net income. In addition, credit market disruptions led to several fair value adjustments having a more pronounced effect on our reported results,” Swad added.
“We expect the market forces that affected our results in the first three quarters of the year to continue through the end of the year,” Swad said. “However, we currently expect that our net interest yield will remain relatively stable for the remainder of 2007.”
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Fannie Mae 2007 10-Qs
Page Five
Fannie Mae’s core capital in the third quarter was $41.7 billion, $2.3 billion above the level mandated by the OFHEO-directed 30 percent capital surplus requirement.
President and CEO Mudd concluded, “Our secondary market operations are functioning well and at high capacity, and we are doing all we can, in partnership with our lender customers, to help borrowers caught in the subprime collapse and to address liquidity disruptions in the mortgage market. As the market returns to the fundamentals of sound and sustainable lending for low-, moderate- and middle-income homeowners — fundamentals we never forgot — Fannie Mae will be there.”
Quarterly Financial Results

	2007				2006
(in millions)	Q1	Q2	Q3	2007 YTD	Q1	Q2	Q3	2006 YTD
Net interest income	$1,193	$1,193	$1,058	$3,445	$2,012	$1,867	$1,528	$5,407
Trust management income*	164	150	146	460	—	—	—	—
Guaranty fee income	1,098	1,120	1,232	3,450	947	937	1,084	2,968
Fee and other income	208	262	76	546	291	42	234	567

Revenue	2,664	2,725	2,512	7,901	3,250	2,846	2,846	8,942

Administrative expenses	(698)	(660)	(660)	(2,018)	(780)	(780)	(761)	(2,249)
Losses on certain guaranty contracts	(283)	(461)	(294)	(1,038)	(27)	(51)	(163)	(181)
Losses on partnership investments	(165)	(215)	(147)	(527)	(194)	(188)	(197)	(579)
Credit-related expenses	(321)	(518)	(1,200)	(2,039)	(102)	(158)	(197)	(457)
Investment gains (losses), net:
Unrealized gains (losses) on HFT securities, net	45	(474)	249	(180)	(216)	(173)	364	(25)
Other investment gains (losses), net	311	(120)	(113)	78	(459)	(460)	186	(733)
Derivatives fair value gains (losses), net	(563)	1,916	(2,244)	(891)	906	1,621	(3,381)	(854)
Debt extinguishment gains (losses), net	(7)	48	31	72	17	69	72	158
Other non-interest expenses	(92)	(104)	(118)	(314)	(33)	(64)	(101)	(198)

Expense and other losses	(1,773)	(588)	(4,496)	(6,857)	(816)	(184)	(4,118)	(5,118)

Pre-tax income	891	2,137	(1,984)	1,044	2,434	2,662	(1,272)	3,824
Tax benefit (provision)	73	(187)	582	468	(610)	(610)	639	(380)
Extraordinary gains (losses), net of tax effect	(3)	(3)	3	(3)	1	6	4	11

Net income	$961	$(1,947)	$(1,399)	$1,509	$2,026	$2,058	$(629)	$3,455
Preferred stock dividends and issuance costs at redemption	(135)	(118)	(119)	(372)	(122)	(127)	(131)	(380)

Net income available to common shareholders	$826	$(1,829)	$(1,518)	$1,137	$1,904	$1,931	$(760)	$3,075
Diluted earnings per common share	$0.85	$1.86	$(1.56)	$1.17	$1.94	$1.97	$(0.79)	$3.16
*Prior to November 2006, trust management income was included in net interest income. Please refer to “Note 1 — Summary of Significant Accounting Policies” in the third quarter 10-Q for further details.
Net income was $1.5 billion in the first three quarters, compared with $3.5 billion in the first three quarters of 2006.
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Fannie Mae 2007 10-Qs
Page Six
The key drivers affecting earnings were:
Net interest income declined by $2.0 billion, due to higher interest expense on debt and the reclassification of trust management income (or float income) out of interest income to a separate line item on the income statement. Without this change in presentation, net interest income declined by $1.5 billion.
Credit-related expenses increased $1.6 billion due to higher losses on loans purchased out of Fannie Mae MBS trusts, higher loss provisions, and higher foreclosed property expense resulting from home price declines on a national basis.
Losses on certain guaranty contracts increased $857 million primarily due to declining home prices and credit spreads widening.
Guaranty fee income increased $482 million due to growth in the book of business, guaranty fee increases, and the amortization of losses on certain guaranty contracts.
Administrative expenses declined by $231 million reflecting lower regulatory expenses and other cost-cutting initiatives.
Other non-interest expenses increased $116 million due to higher credit-enhancement expenses versus the first three quarters of 2006.
Net derivative fair value losses increased by $37 million, in part due to lower interest rates, which was offset by the recording of net contractual interest income on interest rate swaps (versus net contractual interest expense for the first three quarters of 2006).
Fee and other income decreased $21 million due in part to higher foreign currency exchange losses versus the first three quarters of 2006.
Net investment losses declined $656 million due to lower impairment charges versus the first three quarters of 2006.
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Fannie Mae 2007 10-Qs
Page Seven
Subprime and Alt-A Securities
Fannie Mae holds private-label mortgage securities (PLS) backed by subprime or Alt-A loans. Of the total $76.2 billion of such PLS on its books, $42.4 billion are backed by subprime loans and $33.8 billion are backed by Alt-A loans.
About $14 billion of the company’s subprime PLS are classified as trading assets, and as such are marked to market through the “Unrealized Gains (Losses) on Trading Securities, Net” on the income statement. The company recorded a loss of approximately $300 million in the first nine months of the year on these trading-classified subprime PLS, reflecting a decline in the estimated fair value of the securities. The remaining subprime-backed private-label securities on the company’s books, which total $28 billion and are classified as available for sale, have an unrealized loss on September 30 of about $600 million.
About $5 billion of the company’s Alt-A PLS are classified as trading assets. The mark-to-market loss on these trading securities was approximately $100 million in the first nine months of the year, also reflecting a decline in the estimated fair value of the securities. The remaining $29 billion of Alt-A PLS on the company’s books, which are classified as available for sale, have an unrealized loss on September 30 of approximately $ 300 million.
The unrealized losses on these subprime and Alt-A securities, totaling about $900 million, reflects current market values of these securities and is included on an after-tax basis in Accumulated Other Comprehensive Loss for the first nine months of the year. We have not recorded any impairment on these securities, as they continue to be investment-grade and we have the intent to hold these securities until the unrealized loss is recovered or the securities mature.
In October 2007, the credit ratings of nine subprime private-label securities held in our portfolio, with an aggregate unpaid principal balance of $263 million as of September 30, 2007, were downgraded. Of those downgraded, one was initially rated AAA. During October 2007 and through November 8, 2007, seven of Fannie Mae’s AAA-rated subprime private-label securities, with an aggregate unpaid principal balance of approximately $1.3 billion, have been put under review for possible credit rating downgrade or on negative watch.
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Fannie Mae 2007 10-Qs
Page Eight
As of November 8, 2007, all of these securities continue to be rated AAA. None of Fannie Mae’s over 300 subprime-backed, private-label securities are backed by collateralized-debt obligation vehicles, and the average subordination level on the securities is 32 percent (A detailed explanation of Subprime and Alt-A Securities is on Pages 51-52 of Fannie Mae’s third-quarter 10-Q.).
Business Segment Results
Fannie Mae’s business is organized into three complementary business segments:
The Single-Family Credit Guaranty business works with lender customers to securitize single-family mortgage loans into Fannie Mae MBS and to facilitate the purchase of single-family mortgage loans for the company’s portfolio.
The Housing and Community Development (HCD) business works with lender customers to securitize multifamily mortgage loans into Fannie Mae MBS and to facilitate the purchase of multifamily mortgage loans for the company’s portfolio. The HCD business also helps to expand the supply of affordable housing by investing in rental and for-sale housing projects, including rental housing that is eligible for federal low-income housing tax credits (LIHTC).
The Capital Markets group manages the company’s investment activity in mortgage loans and mortgage-related securities, and has responsibility for managing the company’s assets and liabilities and the company’s liquidity and capital positions.
Business Segment Results for the First Nine Months of 2007 and 2006

	2007				2006
	Single		Capital		Single		Capital
(in millions)	family	HCD	Markets	2007 YTD	family	HCD	Markets	2006 YTD
Net interest income	$293	$(303)	$3,445	$3,445	$765	$(237)	$4,879	$5,407
Trust management income*	433	27	—	460	—	—	—	—
Guaranty fee income	4,015	326	(891)	3,450	3,406	381	(819)	2,968
Fee and other income	229	251	66	546	192	156	219	567

Revenue	4,970	301	2,630	7,901	4,363	300	4,279	8,942

Administrative expenses	(1,108)	(420)	(490)	(2,018)	(1,113)	(423)	(713)	(2,249)
Losses on certain guaranty contracts	(1,023)	(15)	—	(1,038)	(175)	(6)	—	(181)
Losses on partnership investments	—	(527)	—	(527)	—	(579)	—	(579)
Credit-related expenses	(2,040)	1	—	(2,039)	(450)	(7)	—	(457)
Investment gains (losses), net:
Unrealized gains (losses) on HFT securities, net	—	—	(180)	(180)	—	—	(25)	(25)
Other investment gains (losses), net	(46)	—	124	78	(73)	—	(806)	(733)
Derivatives fair value gains (losses), net	—	—	(891)	(891)	—	—	(854)	(854)
Debt extinguishment gains (losses), net	—	—	72	72	—	—	158	158
Other non-interest expenses	(289)	(17)	(8)	(314)	(191)	(6)	(1)	(198)

Expense and other losses	(4,506)	(978)	(1,373)	(6,857)	(1,856)	(1,021)	(2,241)	(5,118)

Pre-tax income	464	(677)	1,257	1,044	2,507	(721)	2,038	3,824
Tax benefit (provision)	(159)	1,047	(420)	468	(871)	1,045	(554)	(380)
Extraordinary gains (losses), net of tax effect	—	—	(3)	(3)	—	—	11	11

Net income	$305	$370	$834	$1,509	$1,636	$324	$3,455	$3,455

*Prior to November 2006, trust management income was included in net interest income. Please refer to “Note 1 — Summary of Significant Accounting Policies” in the third quarter 10-Q for further details.

Fannie Mae 2007 10-Qs
Page Nine
Single-Family Business
Fannie Mae’s Single-Family Credit Guaranty business recorded net income of $305 million for first three quarters of 2007 compared to net income of $1.6 billion for the first three quarters of 2006. Guaranty fee income increased $609 million or 18 percent, versus the first three quarters of 2006 due to an increase in the average Single-Family guaranty book of business of 9 percent to $2.4 trillion, and an increase in the average effective guaranty fee. Revenue increases were offset by $1.6 billion in increased credit expenses and $848 million in increased losses on certain guaranty contracts.
Housing and Community Development (HCD)
Net income for the HCD business increased $46 million, or 14 percent, to $370 million for the first nine months of 2007. The primary drivers of the increase were lower losses on partnership investments due to the recognition of gains on sales of investments in Low Income Housing Tax Credit (LIHTC) partnerships, increased credits from such partnerships, and increased multifamily fee income. Additionally, the average multifamily guaranty book of business grew 8 percent to $127 billion for the first three quarters of 2007, compared to the same period in 2006.
Capital Markets Group
Net income for the Capital Markets group decreased $661 million, or 44 percent to $834 million versus $1.5 billion for the first three quarters of 2006, driven primarily by higher interest expense on debt. This was offset by a reduction in investment losses from $831 million for the first three quarters of 2006 to $56 million for the first three quarters of 2007. The primary driver of this decrease was reduced impairments on investment securities. Derivative fair value losses increased $37 million from a loss of $854 million for the first three months of 2006 to a loss of $891 million for the first three months of 2007. Derivative fair value gains and losses continue to have a significant impact on the company’s quarterly results.
Stockholders Equity and Core Capital
Stockholders equity declined $1.6 billion from $41.5 billion on December 31, 2006 to $39.9 billion on September 30, 2007. Additionally, Fannie Mae’s core capital declined from $42.0 billion on December 31, 2006 to $41.7 billion on September 30, 2007, $2.3 billion over OFHEO’s required minimum capital plus the 30 percent capital surplus.
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Fannie Mae 2007 10-Qs
Page Ten
Fair Value of Net Assets
The fair value of net assets declined $8.7 billion, or 20 percent from $42.9 billion on December 31, 2006 to $34.2 billion on September 30, 2007. This decrease was primarily driven by the payment of $1.7 billion in dividends to shareholders, a net $100 million reduction in preferred stock outstanding, and a $4.5 billion decline in the fair value of the net guaranty assets, including related deferred tax assets. In addition, there was an approximately $4.5 to $5.0 billion decline, including related tax effects, in the fair value of the company’s net portfolio assets due to wider mortgage-to-debt option-adjusted spreads (OAS). Excluding the effect of capital transactions, Fannie Mae experienced a $7.0 billion decrease in the estimated fair value of net assets for the first nine months of 2007.
The primary drivers of this drop included a decrease in value resulting from the decline in home prices and wider mortgage-to-debt OAS, partially offset by the benefit from the economic income generated by Fannie Mae’s businesses. Fannie Mae expects periodic fluctuations in the fair value of net assets due to its business activities, changes in market conditions, changes in interest rates, changes in relative spreads between mortgage assets and debt, and changes in implied volatility. (A detailed explanation of fair value results is on Page 39 of Fannie Mae’s third-quarter 10-Q.)
Housing Outlook
Fannie Mae expects the downturn in the housing market to continue for the remainder of 2007 and into 2008. Fannie Mae currently projects a decline in home prices of approximately two percent on a national basis in 2007, with the decline increasing to approximately four percent in 2008.
The company believes the continued downturn in housing will lead to further declines in mortgage originations in 2007 and 2008, and contribute to slower growth in U.S. residential mortgage debt outstanding in 2007 and 2008.
Conference Call
Fannie Mae will host a conference call for the investment community this afternoon at 3:30 p.m., Eastern Time. Mary Lou Christy, Senior Vice President, Investor Relations, will host the call. Daniel H. Mudd, President and Chief Executive Officer, Stephen M. Swad, Executive Vice President and Chief Financial Officer, and Michael A. Quinn, Senior Vice President for Single-Family Credit Risk Management, will address investors and analysts and will be available for a question and answer session along with other members of senior management.
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Fannie Mae 2007 10-Qs
Page Eleven
The dial-in number for the call is 1-800-230-1074 or, for international callers, 612-234-9959. The confirmation code is 892836. A replay of the call will be available for two weeks starting at 7:00 p.m. Eastern Time on November 9, through midnight Eastern Time on November 23. The replay number for the call is 1-800-475-6701 or, for international callers, 320-365-3844. The confirmation code is 892836. Please dial in five to 10 minutes prior to the start of the call. The conference call will also be Web cast at www.fanniemae.com and will be available for 30 days after the call.
# # #
Certain statements in this press release, including those relating to our future performance, our income, credit losses, administrative expenses and other losses; our current view of industry trends and our expectations for our industry; our future plans; and our future business activities, may be considered forward-looking statements within the meaning of the federal securities laws. Although Fannie Mae believes that the expectations set forth in these statements are based upon reasonable assumptions, Fannie Mae’s future operations and its actual performance may differ materially from what is indicated in any forward-looking statements. Additional information that could cause actual results to differ materially from these statements are detailed in Fannie Mae’s quarterly reports on Form 10-Q for the first, second and third quarters of 2007 and its annual report on SEC Form 10-K for the year ended December 31, 2006, including in each case the “Risk Factors” section, and in its reports on SEC Form 8-K.
The 10-Qs, and all other Fannie Mae forms filed with the SEC, can also be obtained on the company’s web site at www.fanniemae.com/ir/sec/.

ANNEX 1

FANNIE MAE

Condensed Consolidated Statements of Income
(Dollars and shares in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Interest income:
Investments in securities	$5,900	$5,976	$17,162	$17,189
Mortgage loans	5,572	5,209	16,582	15,495

Total interest income	11,472	11,185	33,744	32,684

Interest expense:
Short-term debt	2,401	2,124	6,811	5,681
Long-term debt	8,013	7,533	23,488	21,596

Total interest expense	10,414	9,657	30,299	27,277

Net interest income	1,058	1,528	3,445	5,407

Guaranty fee income (includes imputed interest of $380 and $297 for the three months ended September 30, 2007 and 2006, respectively, and $963 and $827 for the nine months ended September 30, 2007 and 2006, respectively)	1,232	1,084	3,450	2,968
Losses on certain guaranty contracts	(294)	(103)	(1,038)	(181)
Trust management income	146	—	460	—
Investment gains (losses), net	136	550	(102)	(758)
Derivatives fair value losses, net	(2,244)	(3,381)	(891)	(854)
Debt extinguishment gains, net	31	72	72	158
Losses from partnership investments	(147)	(197)	(527)	(579)
Fee and other income	76	234	546	567

Non-interest income (expense)	(1,064)	(1,741)	1,970	1,321

Administrative expenses:
Salaries and employee benefits	362	307	1,067	883
Professional services	192	333	654	1,042
Occupancy expenses	64	64	180	192
Other administrative expenses	42	57	117	132

Total administrative expenses	660	761	2,018	2,249
Minority interest in earnings (losses) of consolidated subsidiaries	(4)	2	(3)	7
Provision for credit losses	1,087	145	1,770	368
Foreclosed property expense	113	52	269	89
Other expenses	122	99	317	191

Total expenses	1,978	1,059	4,371	2,904

Income (loss) before federal income taxes and extraordinary gains (losses)	(1,984)	(1,272)	1,044	3,824
Provision (benefit) for federal income taxes	(582)	(639)	(468)	380

Income (loss) before extraordinary gains (losses)	(1,402)	(633)	1,512	3,444
Extraordinary gains (losses), net of tax effect	3	4	(3)	11

Net income (loss)	$(1,399)	$(629)	$1,509	$3,455

Preferred stock dividends and issuance costs at redemption	(119)	(131)	(372)	(380)

Net income (loss) available to common stockholders	$(1,518)	$(760)	$1,137	$3,075

Basic earnings (loss) per share:
Earnings (loss) before extraordinary gains (losses)	$(1.56)	$(0.79)	$1.17	$3.16
Extraordinary gains (losses), net of tax effect	—	—	—	0.01

Basic earnings (loss) per share	$(1.56)	$(0.79)	$1.17	$3.17

Diluted earnings (loss) per share:
Earnings (loss) before extraordinary gains (losses)	$(1.56)	$(0.79)	$1.17	$3.15
Extraordinary gains (losses), net of tax effect	—	—	—	0.01

Diluted earnings (loss) per share	$(1.56)	$(0.79)	$1.17	$3.16

Cash dividends per common share	$0.50	$0.26	$1.40	$0.78
Weighted-average common shares outstanding:
Basic	974	972	973	971
Diluted	974	972	975	972

See Notes to Condensed Consolidated Financial Statements.

FANNIE MAE

Condensed Consolidated Statements of Cash Flows
(Dollars in millions)
(Unaudited)

	For the
	Nine Months Ended
	September 30,
	2007	2006

Cash flows provided by operating activities:
Net income	$1,509	$3,455
Amortization of debt cost basis adjustments	7,372	6,299
Derivatives fair value adjustments	1,884	799
Purchases of loans held for sale	(23,326)	(22,908)
Net change in trading securities (excluding non-cash transfers of $63,183 and $35,015 for the nine months ended September 30, 2007 and 2006, respectively)	27,206	38,394
Other	2,301	(395)

Net cash provided by operating activities	16,946	25,644
Cash flows provided by (used in) investing activities:
Purchases of available-for-sale securities	(110,472)	(168,337)
Proceeds from maturities of available-for-sale securities	112,299	126,902
Proceeds from sales of available-for-sale securities	49,108	70,687
Purchases of loans held for investment	(48,448)	(43,930)
Proceeds from repayments of loans held for investment	45,202	55,047
Advances to lenders	(50,067)	(38,170)
Net proceeds from disposition of foreclosed properties	1,049	2,136
Net change in federal funds sold and securities purchased under agreements to resell	2,767	(7,903)
Other	(692)	(1,288)

Net cash provided by (used in) investing activities	746	(4,856)
Cash flows used in financing activities:
Proceeds from issuance of short-term debt	1,284,191	1,650,737
Payments to redeem short-term debt	(1,306,772)	(1,688,018)
Proceeds from issuance of long-term debt	149,577	138,480
Payments to redeem long-term debt	(143,149)	(120,096)
Net change in federal funds purchased and securities sold under agreements to repurchase	1,525	(509)
Other	(1,823)	(1,123)

Net cash used in financing activities	(16,451)	(20,529)
Net increase in cash and cash equivalents	1,241	259
Cash and cash equivalents at beginning of period	3,239	2,820

Cash and cash equivalents at end of period	$4,480	$3,079

Cash paid during the period for:
Interest	$29,269	$25,413
Income taxes	1,888	238

See Notes to Condensed Consolidated Financial Statements.

FANNIE MAE

Condensed Consolidated Balance Sheets
(Dollars in millions, except share amounts)
(Unaudited)

	As of
	September 30,	December 31,
	2007	2006

ASSETS
Cash and cash equivalents (includes cash equivalents pledged as collateral that may be sold or repledged of $215 as of December 31, 2006)	$4,480	$3,239
Restricted cash	496	733
Federal funds sold and securities purchased under agreements to resell	8,349	12,681
Investments in securities:
Trading, at fair value (includes Fannie Mae MBS of $17,320 and $11,070 as of September 30, 2007 and December 31, 2006, respectively)	48,683	11,514
Available-for-sale, at fair value (includes Fannie Mae MBS of $155,034 and $185,608 as of September 30, 2007 and December 31, 2006, respectively)	315,012	378,598

Total investments in securities	363,695	390,112
Mortgage loans:
Loans held for sale, at lower of cost or market	5,053	4,868
Loans held for investment, at amortized cost	394,945	379,027
Allowance for loan losses	(395)	(340)

Total loans held for investment, net of allowance	394,550	378,687

Total mortgage loans	399,603	383,555
Advances to lenders	11,738	6,163
Accrued interest receivable	3,865	3,672
Acquired property, net	3,107	2,141
Derivative assets at fair value	3,172	4,931
Guaranty assets	9,438	7,692
Deferred tax assets	9,890	8,505
Partnership investments	10,383	10,571
Other assets	11,567	9,941

Total assets	$839,783	$843,936

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accrued interest payable	$8,168	$7,847
Federal funds purchased and securities sold under agreements to repurchase	1,645	700
Short-term debt	153,146	165,810
Long-term debt	608,619	601,236
Derivative liabilities at fair value	1,336	1,184
Reserve for guaranty losses (includes $78 and $46 as of September 30, 2007 and December 31, 2006, respectively, related to Fannie Mae MBS included in Investments in securities)	1,012	519
Guaranty obligations (includes $319 and $390 as of September 30, 2007 and December 31, 2006, respectively, related to Fannie Mae MBS included in Investments in securities)	14,322	11,145
Partnership liabilities	3,348	3,695
Other liabilities	8,144	10,158

Total liabilities	799,740	802,294

Minority interests in consolidated subsidiaries	121	136
Commitments and contingencies (see Note 16)	—	—
Stockholders’ Equity:
Preferred stock, 200,000,000 shares authorized—150,175,000 and 132,175,000 shares issued and outstanding as of September 30, 2007 and December 31, 2006, respectively	9,008	9,108
Common stock, no par value, no maximum authorization—1,129,090,420 shares issued as of September 30, 2007 and December 31, 2006; 973,750,241 shares and 972,110,681 shares outstanding as of September 30, 2007 and December 31, 2006, respectively	593	593
Additional paid-in capital	1,888	1,942
Retained earnings	37,737	37,955
Accumulated other comprehensive loss	(1,791)	(445)
Treasury stock, at cost, 155,340,179 shares and 156,979,739 shares as of September 30, 2007 and December 31, 2006, respectively	(7,513)	(7,647)

Total stockholders’ equity	39,922	41,506

Total liabilities and stockholders’ equity	$839,783	$843,936

See Notes to Condensed Consolidated Financial Statements.

FANNIE MAE

Condensed Consolidated Statements of Changes in Stockholders’ Equity
(Dollars and shares in millions, except per share amounts)
(Unaudited)

							Accumulated
					Additional		Other		Total
	Shares Outstanding		Preferred	Common	Paid-In	Retained	Comprehensive	Treasury	Stockholders’
	Preferred	Common	Stock	Stock	Capital	Earnings	Income (Loss)	Stock	Equity

Balance as of January 1, 2006	132	971	$9,108	$593	$1,913	$35,555	$(131)	$(7,736)	$39,302
Comprehensive income:
Net income	—	—	—	—	—	3,455	—	—	3,455
Other comprehensive income, net of tax effect:
Unrealized losses on available-for-sale securities (net of tax of $157)	—	—	—	—	—	—	(292)	—	(292)
Reclassification adjustment for gains included in net income (net of tax of $39)	—	—	—	—	—	—	(72)	—	(72)
Unrealized gains on guaranty assets and guaranty fee buy-ups (net of tax of $5)	—	—	—	—	—	—	10	—	10
Net cash flow hedging losses (net of tax of $1)	—	—	—	—	—	—	(2)	—	(2)

Total comprehensive income									3,099
Common stock dividends ($0.78 per share)	—	—	—	—	—	(758)	—	—	(758)
Preferred stock dividends	—	—	—	—	—	(380)	—	—	(380)
Treasury stock issued for stock options and benefit plans	—	1	—	—	2	—	—	73	75

Balance as of September 30, 2006	132	972	$9,108	$593	$1,915	$37,872	$(487)	$(7,663)	$41,338

Balance as of December 31, 2006	132	972	$9,108	$593	$1,942	$37,955	$(445)	$(7,647)	$41,506
Cumulative effect from the adoption of FIN 48, net of tax	—	—	—	—	—	4	—	—	4

Balance as of January 1, 2007, adjusted	132	972	9,108	593	1,942	37,959	(445)	(7,647)	41,510
Comprehensive income:
Net income	—	—	—	—	—	1,509	—	—	1,509
Other comprehensive income, net of tax effect:
Unrealized losses on available-for-sale securities (net of tax of $634)	—	—	—	—	—	—	(1,177)	—	(1,177)
Reclassification adjustment for gains included in net income (net of tax of $154)	—	—	—	—	—	—	(286)	—	(286)
Unrealized gains on guaranty assets and guaranty fee buy-ups (net of tax of $40)	—	—	—	—	—	—	74	—	74
Net cash flow hedging losses (net of tax of $2)	—	—	—	—	—	—	(3)	—	(3)
Amortization of net loss and prior service cost from defined benefit plans (net of tax of $25)	—	—	—	—	—	—	46	—	46

Total comprehensive income									163
Common stock dividends ($1.40 per share)	—	—	—	—	—	(1,369)	—	—	(1,369)
Preferred stock dividends	—	—	—	—		(362)	—	—	(362)
Preferred stock redeemed	(22)	—	(1,100)	—	—	—	—	—	(1,100)
Preferred stock issuance	40	—	1,000	—	(10)	—	—	—	990
Treasury stock issued for stock options and benefit plans	—	2	—	—	(44)	—	—	134	90

Balance as of September 30, 2007	150	974	$9,008	$593	$1,888	$37,737	$(1,791)	$(7,513)	$39,922

See Notes to Condensed Consolidated Financial Statements.

FANNIE MAE

Non-GAAP Supplemental Consolidated Fair Value Balance Sheets

	As of September 30, 2007				As of December 31, 2006
	GAAP				GAAP
	Carrying	Fair Value	Estimated		Carrying	Fair Value	Estimated
	Value	Adjustment(1)	Fair Value		Value	Adjustment(1)	Fair Value
	(Dollars in millions)

Assets:
Cash and cash equivalents	$4,976	$—	$4,976	(2)	$3,972	$—	$3,972	(2)
Federal funds sold and securities purchased under agreements to resell	8,349	2	8,351	(2)	12,681	—	12,681	(2)
Trading securities	48,683	—	48,683	(2)	11,514	—	11,514	(2)
Available-for-sale securities	315,012	—	315,012	(2)	378,598	—	378,598	(2)
Mortgage loans:
Mortgage loans held for sale	5,053	21	5,074	(3)	4,868	(88)	4,780	(3)
Mortgage loans held for investment, net of allowance for loan losses	394,550	(3,601)	390,949	(3)	378,687	(2,821)	375,866	(3)
Guaranty assets of mortgage loans held in portfolio	—	4,105	4,105	(3)(4)	—	3,669	3,669	(3)(4)
Guaranty obligations of mortgage loans held in portfolio	—	(5,299)	(5,299	)(3)(4)	—	(2,831)	(2,831	)(3)(4)

Total mortgage loans	399,603	(4,774)	394,829	(2)(3)	383,555	(2,071)	381,484	(2)(3)
Advances to lenders	11,738	(122)	11,616	(2)	6,163	(152)	6,011	(2)
Derivative assets at fair value	3,172	—	3,172	(2)	4,931	—	4,931	(2)
Guaranty assets and buy-ups	10,332	4,212	14,544	(2)(4)	8,523	3,737	12,260	(2)(4)

Total financial assets	801,865	(682)	801,183	(2)	809,937	1,514	811,451	(2)
Master servicing assets and credit enhancements	1,668	1,752	3,420	(4)(5)	1,624	1,063	2,687	(4)(5)
Other assets	36,250	2,901	39,151	(5)(6)	32,375	(948)	31,427	(5)(6)

Total assets	$839,783	$3,971	$843,754		$843,936	$1,629	$845,565

Liabilities:
Federal funds purchased and securities sold under agreements to repurchase	$1,645	$2	$1,647	(2)	$700	$—	$700	(2)
Short-term debt	153,146	199	153,345	(2)	165,810	(63)	165,747	(2)
Long-term debt	608,619	10,316	618,935	(2)	601,236	5,358	606,594	(2)
Derivative liabilities at fair value	1,336	—	1,336	(2)	1,184	—	1,184	(2)
Guaranty obligations	14,322	1,771	16,093	(2)	11,145	(2,960)	8,185	(2)

Total financial liabilities	779,068	12,288	791,356	(2)	780,075	2,335	782,410	(2)
Other liabilities	20,672	(2,572)	18,100	(7)	22,219	(2,101)	20,118	(7)

Total liabilities	799,740	9,716	809,456		802,294	234	802,528
Minority interests in consolidated subsidiaries	121	—	121		136	—	136
Stockholders’ Equity:
Preferred	9,008	(287)	8,721	(8)	9,108	(90)	9,018	(8)
Common	30,914	(5,458)	25,456	(9)	32,398	1,485	33,883	(9)

Total stockholders’ equity/non-GAAP fair value of net assets	$39,922	$(5,745)	$34,177		$41,506	$1,395	$42,901

Total liabilities and stockholders’ equity	$839,783	$3,971	$843,754		$843,936	$1,629	$845,565

Explanation and Reconciliation of Non-GAAP Measures to GAAP Measures

(1)	Each of the amounts listed as a “fair value adjustment” represents the difference between the carrying value included in our GAAP condensed consolidated balance sheets and our best judgment of the estimated fair value of the listed asset or liability.

(2)	We determined the estimated fair value of these financial instruments in accordance with the fair value guidelines outlined in SFAS No. 107, Disclosures about Fair Value of Financial Instruments (“SFAS 107”), as described in “Notes to Condensed Consolidated Financial Statements—Note 15, Fair Value of Financial Instruments.” In Note 15, we also disclose the carrying value and estimated fair value of our total financial assets and total financial liabilities as well as discuss the methodologies and assumptions we use in estimating the fair value of our financial instruments.

(3)	We have separately presented the estimated fair value of “Mortgage loans held for sale,” “Mortgage loans held for investment, net of allowance for loan losses,” “Guaranty assets of mortgage loans held in portfolio” and “Guaranty obligations of mortgage loans held in portfolio.” These combined line items together represent total mortgage loans reported in our GAAP condensed consolidated balance sheets. This presentation provides transparency into the components of the fair value of our mortgage loans associated with our guaranty business activities and the components of our capital markets business activities, which is consistent with the way we manage risks and allocate revenues and expenses for segment reporting purposes. While the carrying values and estimated fair values of the individual line items may differ from the amounts presented in Note 15, the combined amounts together equal the carrying value and estimated fair value amounts of total mortgage loans in Note 15.

(4)	In our GAAP condensed consolidated balance sheets, we report the guaranty assets associated with our outstanding Fannie Mae MBS and other guaranties as a separate line item and include buy-ups, master servicing assets and credit enhancements associated with our guaranty assets in “Other assets.” The GAAP carrying value of our guaranty assets reflects only those guaranty arrangements entered into subsequent to our adoption of FIN No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (an interpretation of FASB Statements No. 5, 57, and 107 and rescission of FIN No. 34) (“FIN 45”), on January 1, 2003. On a GAAP basis, our guaranty assets totaled $9.4 billion and $7.7 billion as of September 30, 2007 and December 31, 2006, respectively. The associated buy-ups totaled $894 million and $831 million as of September 30, 2007 and December 31, 2006, respectively. In our non-GAAP supplemental consolidated fair value balance sheets, we also disclose the estimated guaranty assets and obligations related to mortgage loans held in our portfolio. The aggregate estimated fair value of the guaranty asset-related components totaled $16.8 billion as of September 30, 2007, compared with $15.8 billion as of December 31, 2006. These components represent the sum of the following line items in this table: (i) Guaranty assets of mortgage loans held in portfolio; (ii) Guaranty obligations of mortgage loans held in portfolio, (iii) Guaranty assets and buy-ups; and (iv) Master servicing assets and credit enhancements.

(5)	The line items “Master servicing assets and credit enhancements” and “Other assets” together consist of the assets presented on the following five line items in our GAAP condensed consolidated balance sheets: (i) Accrued interest receivable; (ii) Acquired property, net; (iii) Deferred tax assets; (iv) Partnership investments; and (v) Other assets. The carrying value of these items in our GAAP condensed consolidated balance sheets together totaled $38.8 billion and $34.8 billion as of September 30, 2007 and December 31, 2006, respectively. We deduct the carrying value of the buy-ups associated with our guaranty obligation, which totaled $894 million and $831 million as of September 30, 2007 and December 31, 2006, respectively, from “Other assets” reported in our GAAP condensed consolidated balance sheets because buy-ups are a financial instrument that we combine with guaranty assets in our SFAS 107 disclosure in Note 15. We have estimated the fair value of master servicing assets and credit enhancements based on our fair value methodologies discussed in Note 15.

(6)	With the exception of partnership investments and deferred tax assets, the GAAP carrying values of other assets generally approximate fair value. While we have included partnership investments at their carrying value in each of the non-GAAP supplemental consolidated fair value balance sheets, the fair values of these items are generally different from their GAAP carrying values, potentially materially. For example, our LIHTC partnership investments had a carrying value of $8.0 billion and an estimated fair value of $9.1 billion as of September 30, 2007. We assume that other deferred assets, consisting primarily of prepaid expenses, have no fair value. We adjust the GAAP-basis deferred income taxes for purposes of each of our non-GAAP supplemental consolidated fair value balance sheets to include estimated income taxes on the difference between our non-GAAP supplemental consolidated fair value balance sheets net assets, including deferred taxes from the GAAP condensed consolidated balance sheets, and our GAAP condensed consolidated balance sheets stockholders’ equity. Because our adjusted deferred income taxes are a net asset in each year, the amounts are included in our non-GAAP fair value balance sheets as a component of other assets.

(7)	The line item “Other liabilities” consists of the liabilities presented on the following four line items in our GAAP condensed consolidated balance sheets: (i) Accrued interest payable; (ii) Reserve for guaranty losses; (iii) Partnership liabilities; and (iv) Other liabilities. The carrying value of these items in our GAAP condensed consolidated balance sheets together totaled $20.7 billion and $22.2 billion as of September 30, 2007 and December 31, 2006, respectively. The GAAP carrying values of these other liabilities generally approximate fair value. We assume that deferred liabilities, such as deferred debt issuance costs, have no fair value.

(8)	“Preferred stockholders’ equity” is reflected in our non-GAAP supplemental consolidated fair value balance sheets at the estimated fair value amount.

(9)	“Common stockholders’ equity” consists of the stockholders’ equity components presented on the following five line items in our GAAP condensed consolidated balance sheets: (i) Common stock; (ii) Additional paid-in capital; (iii) Retained earnings; (iv) Accumulated other comprehensive loss; and (v) Treasury stock, at cost. “Common stockholders’ equity” is the residual of the excess of the estimated fair value of total assets over the estimated fair value of total liabilities, after taking into consideration preferred stockholders’ equity and minority interest in consolidated subsidiaries.